UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 23, 2007 (August 21, 2007)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

400 Interpace Parkway

Building A

Parsippany, NJ 07054

(Address of principal executive office)

Registrant’s telephone number, including area code  (973) 939-1000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01            Completion of Acquisition or Disposition of Assets.

On August 21, 2007, we issued a press release announcing the completion of the acquisition by Travelport LLC (f/k/a Travelport Inc.) of Worldspan Technologies Inc. (“Worldspan”) from its existing stockholders (the “Acquisition”) pursuant to an Agreement and Plan of Merger by and among Travelport LLC, Warpspeed Sub Inc., Worldspan, Citigroup Venture Capital Equity Partners, L.P., Ontario Teachers Pension Plan Board and Blackstone Management Partners V L.P., as amended (the “Merger Agreement”).  The purchase price for Worldspan was approximately $1.4 billion.

Worldspan provides information, reservations, transaction processing and related services for airlines, travel agencies and other travel-related entities.  Worldspan owns and operates a global distribution system (“GDS”) and provides traditional travel agencies, online travel agencies and corporate travel departments with access to and use of its GDS.

Other than the Merger Agreement in respect of the Acquisition, there are no material relationships between us and the selling stockholders or any of their respective affiliates, or any director of officer of our company or the selling stockholders.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01            Regulation FD Disclosure.

For the twelve months ended June 30, 2007, Worldspan revenue and EBITDA were $764 million and $171 million, respectively.  These results are not adjusted for items for which Worldspan has adjusted historically and for which we intend to adjust going forward, including adding back Founding Airline Service Agreement (FASA) credits for services contracted to Delta and Northwest, settlement payments from certain travel agencies to exit contractual relationships, merger related compensation and legal fees, non-cash stock based compensation and other one time non-recurring items.  In addition, these results remain subject to review as part of Travelport’s post-closing verification process and, therefore, are subject to revision based on such review and verification.

The information in this item is being furnished, not filed.  Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Travelport Limited under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01            Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

To the extent required by this item, the financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K.

(b)                                 Pro Forma Financial Information.

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K.

(d)                                 Exhibits.

2

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated August 21, 2007.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, General Counsel and Corporate Secretary

Date: August 23, 2007

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated August 23, 2007 (August 21, 2007)

EXHIBIT INDEX

99.1                 Press Release dated August 21, 2007.